UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2026

PROLOGIS, INC.
PROLOGIS, L.P.
(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.)	001-13545 (Prologis, Inc.)	94-3281941 (Prologis, Inc.)
Delaware (Prologis, L.P.)	001-14245 (Prologis, L.P.)	94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)
Registrants’ Telephone Number, including Area Code: (415)
394-9000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Prologis, Inc.	Common Stock, $0.01 par value	PLD	New York Stock Exchange
Prologis, L.P.	2.250% Notes due 2029	PLD/29	New York Stock Exchange
Prologis, L.P.	5.625% Notes due 2040	PLD/40	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
On June 24, 2026, Prologis, Inc. (“Prologis”) announced that it sent a letter to the Board of SEGRO plc (“SEGRO”) on June 16, 2026 setting out the terms of an indicative all-share
proposal, pursuant to which Prologis would acquire the entire issued and to be issued share capital of SEGRO in an all-stock
transaction (the “Combination”). On June 23, 2026, the Board of SEGRO unequivocally rejected the Combination proposal. Prologis’ announcement urged SEGRO shareholders to encourage the SEGRO Board to engage with Prologis to allow a binding offer to be put to SEGRO shareholders for their consideration.
In accordance with Rule 2.6(a) of the United Kingdom City Code on Takeovers and Mergers (the “Code”), Prologis is required, by not later than 5:00 pm (London time) on July 22, 2026, to either announce a firm intention to make an offer for SEGRO in accordance with Rule 2.7 of the Code or announce that it does not intend to make an offer for SEGRO.
Forward-Looking Statements
The statements in this report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis and SEGRO operate as well as management’s beliefs and assumptions. Such statements involve uncertainties that could significantly impact Prologis’ or SEGRO’s financial results. Words such as “expects,” “anticipates,” “intends,” “believes,” “would”, “should” and “estimates,” including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address events or developments that Prologis expects or anticipates will occur in the future – including statements relating to any possible transaction between Prologis and SEGRO – are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although Prologis believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, Prologis can give no assurance that its expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) the ultimate outcome of any possible transaction between Prologis and SEGRO, including the possibility that SEGRO will reject any proposed transaction with Prologis; (ii) uncertainties as to whether SEGRO will cooperate with Prologis regarding any proposed transaction; (iii) the effect of the announcement of any proposed transaction on the ability of Prologis and SEGRO to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; (iv) the timing of any proposed transaction; (v) the ability to satisfy closing conditions to the completion of any proposed transaction (including shareholder approvals); (vi) other risks related to the completion of any proposed transaction and actions related thereto; (vii) international, national, regional and local economic and political climates and conditions; (viii) changes in global financial markets, interest rates and foreign currency exchange rates; (ix) increased or unanticipated competition for Prologis’ or SEGRO’s properties; (x) risks associated with acquisitions, dispositions and development of properties, including the integration of the operations of significant real estate portfolios; (xi) maintenance of Real Estate Investment Trust (“REIT”) status, tax structuring and changes in income tax laws and rates; (xii) availability of financing and capital, the levels of debt that Prologis and SEGRO maintain and their credit ratings; (xiii) risks related to Prologis’ investments in and management of its co-investment
ventures, including ability to establish new
co-investment
ventures; (xiv) risks of doing business internationally, including currency risks; (xv) environmental uncertainties, including risks of natural disasters; (xvi) risks related to global pandemics; and (xvii) those additional factors discussed under Part I, Item 1A. Risk Factors in Prologis’ Annual Report on Form
10-K
for the year ended December 31, 2025. Prologis undertakes no duty to update any forward-looking statements appearing in this announcement except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.
(d)
Exhibits
.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

June 24, 2026	By:	/s/ Alison Butler
		Name:	Alison Butler
		Title:	Senior Vice President, Head of Corporate Legal

PROLOGIS, L.P.

By: Prologis, Inc., its General Partner

June 24, 2026	By:	/s/ Alison Butler
		Name:	Alison Butler
		Title:	Senior Vice President, Head of Corporate Legal